EXHIBIT 99.2

         MERCHANTS OF SHENANDOAH BAN-CORP AND SUBSIDIARY
                   CONSOLIDATED BALANCE SHEETS
                           (Unaudited)
                 JUNE 30, 1999 AND JUNE 30, 1998

                                                 June 30,
                                            1999          1998

Cash and due from Banks                $ 1,899,200   $ 1,176,200
Interest-bearing deposits with banks       274,000       736,900
Investment securities held to maturity     272,800       722,700
Investment securities available for
  sale                                  24,458,300    21,304,100
Federal funds sold                         678,000     1,341,000

Loans                                   32,508,300    29,131,400
Less:  Unearned discount                  (253,400)     (242,100)
  Allowance for possible loan losses      (389,700)     (374,500)

    Net loans                           31,865,200    28,514,800

Bank premises and equipment                755,700       769,300
Other assets                               895,900       684,800

    TOTAL ASSETS                       $61,099,100   $55,249,800

LIABILITIES
Noninterest bearing deposits           $ 3,888,000   $ 3,509,000
Interest bearing deposits               43,153,600    44,110,400

    Total deposits                      47,041,600    47,619,400

Other short term borrowings              1,000,000             0
Other long-term borrowings               5,500,000             0
Other liabilities                          505,200       508,700

    TOTAL LIABILITIES                  $54,046,800   $48,128,100

SHAREHOLDERS' EQUITY:
Common stock, $2 stated value;
  1,000,000 shares authorized;
  305,721 shares issued and
  outstanding                              611,400       611,400
Additional paid in capital               1,154,700     1,154,700
Retained earnings                        5,531,000     5,249,300
Unrealized gain/loss available for
  sale securities                         (244,800)      106,300
Deferred Pension Obligation                      0             0

    TOTAL STOCKHOLDERS' EQUITY         $ 7,052,300   $ 7,121,700
  <PAGE 1>
    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY             $61,099,100   $55,249,800
  <PAGE 2>
         MERCHANTS OF SHENANDOAH BAN-CORP AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF INCOME
                           (Unaudited)
             SIX MONTHS ENDED JUNE 30, 1999 AND 1998

                                              Six months ended
                                                  June 30,
                                             1999         1998
Interest income
  Interest and fees on loans              $1,309,300   $1,183,800
  Interest and dividends on investment
    securities:
    Taxable interest                         473,300      561,300
    Nontaxable interest income               186,200      124,800
    Interest on federal funds sold            28,700       24,400
    Interest on deposits with banks           36,600       11,800

      Total interest income                2,034,100    1,906,100

Interest expense:
  Interest on deposits                       807,000      856,300
  Interest on short-term borrowings           25,500          200
  Interest on long-term borrowings           125,600            0

      Total interest expense                 958,100      856,500

      Net interest income                  1,076,000    1,049,600

Provision for possible loan losses            12,000       15,000

      Net interest income after provision
        for possible loan losses           1,064,000    1,034,600

Other Operating Income
  Securities gains (losses)                        0            0
  Service charges on deposit accounts         45,700       47,600
  Other service charges, commissions
    and fees                                  28,500       23,600
  Other income                                 9,100        6,000

      Total other operating income            83,300       77,200

Other Operating Expenses
  Salaries and employee benefits             458,400      437,000
  Net occupancy expense                       58,800       57,200
  Furniture and equipment expense             72,800       76,400
  Other expenses                             259,800      242,900

      Total other operating expenses         849,800      813,500

Income Before Income Taxes                   297,500      298,300
  Income tax expense                          43,500       53,400
  <PAGE 3>
Net Income                                $  254,000   $  244,900

Average number of shares outstanding         305,721      305,721
Earnings per common share                 $     0.83   $     0.80
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